Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-133898, 333-121705, 333-119808, and 333-112932 on Form S-8, Amendment No. 1 to Registration Statement No. 333-150244 on Form S-3, and Amendment No. 2 to Registration Statement No. 333-153203 on Form S-3 of our report dated March 30, 2009 (December 28, 2009 as to Note 21), relating to the consolidated financial statements and financial statement schedule of Maui Land & Pineapple Company, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in accounting for assessing the continuing investment requirements for sales of condominiums, uncertainties in income taxes, and pension and postretirement benefits and to a going concern uncertainty that arose subsequent to December 31, 2008),  and the effectiveness of Maui Land & Pineapple Company, Inc. and subsidiaries’ internal control over financial reporting for the year ended December 31, 2008 appearing in this Current Report on Form 8-K of Maui Land & Pineapple Company, Inc.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
December 28, 2009